UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Your Vote is Needed

October 11, 2016

Dear Stockholder,

Business Development Corporation of America (“BDCA”) will hold a Special Meeting of Stockholders on October 28, 2016.

By now you have received multiple packages from us concerning the Special Meeting. BDCA stockholders must approve a new advisory agreement (the “New Advisory Agreement”) between BDCA and its investment adviser, BDCA Adviser, LLC (the “Adviser”), to take effect upon the consummation of the acquisition of the Adviser by an affiliate of Benefit Street Partners L.L.C. (“BSP”) (the “Transaction”). Stockholder approval of the New Advisory Agreement is required due to the change in control of the Adviser.

The BDCA board of directors (the “Board”) has already voted unanimously to approve the New Advisory Agreement and the Board recommends that stockholders approve the New Advisory Agreement, which will take effect upon the closing of the Transaction. In making its recommendation, the Board assessed BSP’s experience and track record in executing a business strategy similar to ours and the continuity delivered through what is expected to be a seamless transition to the New Advisory Agreement.

You are also being asked to vote to elect a non-interested director, Ronald J. Kramer, for a term to take effect upon consummation of the Transaction which will expire at the 2017 annual meeting of BDCA stockholders.

We are very excited about the Transaction and what it means for our shareholders and encourage you to review the proxy materials, participate in one of the webcasts we will hold to review the Transaction, and importantly, to vote your shares.

In order for the Transaction to close in a timely manner, we need you to vote your proxy vote before the October 28, 2016 meeting date.

Your vote is important as a majority of shares must be voted in order for the meeting to be held.

Voting by one of the following methods is quick and easy. If convenient for you, please call us or vote online so that your vote will be received in time for the special meeting on October 28, 2016

Call 1-800-690-6903. This automated line is available at any time. Please have your proxy card with control number available.

If you do not have control number, please call 1- 855-928-4496 to speak with a proxy specialist.

Vote by mail by completing, signing and dating the enclosed proxy ballot and returning it in the pre-paid envelope provided in this package.

Vote by Internet at www.proxyvote.com/BDCA and enter the control number on the voting instructions form and follow the prompts.

Please help us by taking a couple minutes now to vote your shares. Thank you in advance for you vote.

Sincerely,

Corinne D. Pankovcin

Chief Financial Officer, Treasurer and Secretary